UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (IRS Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Directors Plan

On May 25, 2007, Bunge Limited (“Bunge”) held its 2007 annual general meeting of shareholders (the “Annual General Meeting”). At the Annual General Meeting, Bunge’s shareholders approved the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan (the “Directors Plan”) under which non-employee directors serving on the Board of Directors are eligible to receive grants of stock options, restricted stock, restricted stock units and/or deferred restricted stock units. The Plan, which became effective upon shareholder approval at the Annual General Meeting, will be administered by the Compensation Committee of the Board of Directors and the Compensation Committee will determine the applicable terms, conditions, restrictions and other provisions of such awards in accordance with the terms of the Directors Plan. All awards granted by the Compensation Committee will be subject to the approval of the Board of Directors. Subject to permitted adjustments for certain corporate transactions, the maximum number of Bunge common shares available for issuance under the Directors Plan is 600,000 shares.

Upon the approval of the Plan by Bunge’s shareholders at the Annual General Meeting, the Compensation Committee granted each non-employee director 1,500 deferred restricted stock units (the “Units”). The Units will fully vest on the first anniversary of the date of grant. Unless otherwise determined by the Compensation Committee, (i) if a non-employee director’s service on the Board of Directors terminates by reason of death, retirement, disability or a failure by the shareholders to re-elect such director after he or she was nominated for re-election, the Units will immediately vest and (ii) if a non-employee director’s service on the Board of Directors terminates for any other reason, any Units that are not vested at such time will be forfeited without any payment. Unless the Units are deferred by the director to a later time, vested Units will be paid out to the director in a single sum on the third anniversary of the date of grant.

The foregoing description of the Directors Plan does not purport to be complete and is qualified in its entirety by reference to such plan, a copy of which has been filed as Appendix B to Bunge’s 2007 Proxy Statement and is incorporated by reference herein. A more detailed description of the Directors Plan may also be found in the 2007 Proxy Statement in the section entitled “Proposal Three—Approval of the 2007 Bunge Limited Non-Employee Directors Equity Incentive Plan,” which is incorporated herein by reference.

Appointment of Controller

On May 25, 2007, Bunge Limited announced that Karen Roebuck has been appointed Bunge’s Controller, effective June 1, 2007. Ms. Roebuck replaces T.K. Chopra, who will, effective June 1, 2007, assume the role of Director, Financial Compliance.

Ms. Roebuck, age 47, has served as Controller, Bunge North America from 1998 to April 2007 and Director, Special Projects, Bunge Limited, since April 2007. Prior to joining

Bunge, she was an audit partner with Deloitte & Touche LLP. Ms. Roebuck does not have an employment agreement with Bunge. The press release related to these announcements is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
(a)	None
(b)	None
(c)	Exhibits
Exhibit No.	Description
99.1	Press Release, dated May 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2007

BUNGE LIMITED

By:	/s/ CARLA HEISS
	Name:	Carla Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated May 25, 2007